FORM OF VOTING TRUST AGREEMENT

THIS AGREEMENT made as of __________, 2021 by and between Naqi Logix Inc. (the "Company") and the undersigned shareholder (the "Shareholder").

WHEREAS the Company has issued shares in the capital of the Company to and may in the future issue additional shares (collectively, the "Shares") to the Shareholder; and

AND WHEREAS the Shareholder and the Company believe it to be in the best interests of the Company, that the Shareholder deposit all of the Shares in a voting trust and that such Shares be voted by the Chief Executive Officer of the Company appointed from time to time, or such other person as designated under the terms of this Agreement (the "CEO").

NOW THEREFORE in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties agree as follows:

1. Term of Agreement

This Agreement shall take effect on the date hereof and shall remain in full force and effect until the earlier of: (a) the termination of this Agreement by written agreement; (b) the dissolution or bankruptcy of the Company or the Company's assignment in bankruptcy; (c) the date the Shareholder ceases to be a shareholder of the Company; or (d) the closing of an initial public offering of the Company.

2. Share Certificates Held in Trust

The certificates representing the Shares shall be held in trust by the CEO or the Company's legal counsel until the termination of this Agreement. Copies of the share certificates shall be provided to the Shareholder.

3. Power of Attorney

The Shareholder will deliver to the CEO an irrevocable power of attorney (the "Power of Attorney") in the form annexed hereto as Schedule "A", and the Shareholder shall cause to be delivered to the CEO, by any transferee of the Shareholder that acquires Shares (in accordance with the provisions hereof), an irrevocable power of attorney in substantially the same form as that annexed hereto as Schedule "A".

4. Voting of Shares

The CEO shall be entitled to deliver to the chair of any meeting of the shareholders of the Company, a proxy or proxies executed by the CEO voting the Shares pursuant to the Power of Attorney. If the CEO delivers a proxy or proxies executed in accordance with the Power of Attorney before the commencement of any such meeting, such proxy shall revoke any proxies otherwise executed and delivered by or on behalf of the Shareholder, or any other registered holder of the Shares in respect of such meeting. The CEO shall be further entitled to execute on behalf of the Shareholder pursuant to the Power of Attorney, any resolution or other instrument in writing to be executed by the voting shareholders of the Company, including any agreement among the shareholders of the Company, provided that the Power of Attorney shall not extend to amendments of this Agreement or to the Power of Attorney.

5. Restrictions on Transfer

The Shareholder acknowledges and agrees that, except as otherwise expressly provided in the Company's shareholders agreements in effect on the date hereof, and any amendment or restatement thereof, the Shareholder shall not sell, transfer, assign, mortgage, hypothecate, encumber or grant a security interest in any of the Shares of the Company beneficially owned by such Shareholder, whether by operation of law or otherwise.

6. Subdivision, Consolidation, etc. of Shares

The provisions of this Agreement relating to the Shares shall apply mutatis mutandis to any securities into which the Shares or any of them may be converted or changed, to any securities of the Company resulting from a reclassification, subdivision or consolidation of any Shares, to any securities of the Company which are received by the Shareholder as a dividend in kind, and to any securities of the Company or of any successor body corporate which may be received by the Shareholder on an amalgamation, reorganization, merger or combination of the Company.

7. Agreement of CEO; Liability

The CEO is not liable to the Shareholder for any losses except losses due to the CEO's wilful misconduct or bad faith. The Shareholder waives all claims he or she may have against the CEO, and releases the CEO and his or her heirs, administrators, executors and legal representatives from any liability arising in connection with the exercise of the CEO's powers or the performance of his duties under this Agreement, except those arising from the CEO's wilful misconduct or bad faith. The CEO will serve without compensation.

8. Replacement of CEO

The CEO may resign by delivering his or her written resignation to the board of directors, and is deemed to have resigned if he or she is unable to continue to act by reason of death or disability of ceases providing services to the Company as an officer or director of the Company. A replacement CEO will be chosen by the board of directors. Upon the replacement of the CEO, such replacement will be deemed to be the CEO for all purposes of this Agreement.

9. General

This Agreement may be amended at any time by written instrument executed and delivered by each of the parties hereto. The parties hereto shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their votes and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement throughout the term of this Agreement. Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision. This Agreement and the terms hereof shall constitute the entire agreement between the parties hereto with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof. This Agreement terminates and supersedes any previous agreements between the parties hereto relating to the subject matter hereof. If any article, section or portion of any section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever, that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid article, section or portion thereof shall be deemed to be severed from the remainder of this Agreement. This Agreement shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original form or by PDF/electronic mail and the parties adopt any signatures received by PDF/electronic mail as original signatures of the parties.

10. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

11. Independent Legal Advice

The Shareholder acknowledges that the Shareholder has either obtained independent legal advice with respect to the terms of this Agreement or that the Shareholder has, despite having been given the opportunity to do so, and appreciating the importance of so doing, declined to seek independent legal advice with respect to the terms of this Agreement; and the Shareholder understands the terms of, and such party's rights and obligations under, this Agreement.

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IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

/s/

NAQI LOGIX INC.

By:
Name:
Title:

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

NAQI LOGIX INC.

By:
Name:
Title:

SCHEDULE "A"

POWER OF ATTORNEY

WHEREAS the undersigned (the "Shareholder") has entered into an agreement (the "Voting Trust Agreement") dated as of __________, 2021 between the Shareholder and Naqi Logix Inc. (the "Company");

AND WHEREAS pursuant to the Voting Trust Agreement, the Shareholder has agreed to deliver a power of attorney to enable the CEO (as defined in the Voting Trust Agreement) to execute the voting rights attached to all securities in the capital of the Company currently owned by the Shareholder or which the Shareholder may from time to time own (collectively, the "Shares"); and

NOW THEREFORE, in consideration of the premises and other valuable consideration, the Shareholder does hereby constitute and appoint the CEO as the true and lawful attorney for the Shareholder, and in the name, place and stead of the Shareholder, to (i) vote at and to execute and deliver any and all proxies relating to any meeting of shareholders of the Company, or any adjournments thereof, (ii) to execute on behalf of the Shareholder, any resolution or other document, agreement or other instrument in writing to be executed by the shareholders of the Company (except any amendment to the Voting Trust Agreement or this power of attorney), with respect to the Shares; and (iii) to execute and deliver any waiver, consent or amendment required, or in the CEO's judgement, desirable, to be delivered under any agreement respecting the Shares or as otherwise required by law, with respect to any rights and privileges attached to the Shares.

The provisions of this Power of Attorney relating to the Shares shall apply, mutatis mutandis, to any shares or securities into which the Shares may be converted, exchanged, changed, reclassified, redesignated, subdivided or consolidated, any shares or securities which entitle the holder thereof to vote at any meeting of shareholders of the Company which may be distributed on the Shares as a stock dividend or otherwise and any shares or securities of the Company or of any successor corporation which may be received on or in respect of the Shares on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

This Power of Attorney shall be governed by and construed in accordance with the laws of the Province of British Columbia. This Power of Attorney is not intended to be an enduring power of attorney within the meaning of and governed by the Power of Attorney Act (British Columbia), or any similar power of attorney under equivalent legislation in any of the provinces or territories of Canada (a "EPOA"). The execution of this Power of Attorney does not terminate any EPOA granted previously and this Power of Attorney is not terminated by the execution by the Shareholder in the future of a EPOA, and the Shareholder hereby agrees not to take any action that results in the termination of this Power of Attorney prior to the termination of the Voting Trust Agreement. Any proxy executed and delivered pursuant hereto relating to any meeting of shareholders or any adjournments thereof shall revoke any proxy otherwise executed and delivered by or on behalf of the Shareholder with respect to such meeting or any adjournments thereof, regardless of the respective dates thereof.

Any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

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IN WITNESS WHEREOF the undersigned has executed this Power of Attorney as of the day and year first above written.

/s/